Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 to be filed with the Securities and Exchange Commission on September 13, 2006 and Form S-8 No. 333-35245, 333-55838 and No. 333-116528) pertaining to the Incentive Plan of Carrizo Oil & Gas, Inc. of our report dated March 25, 2004, with respect to the consolidated financial statements of Carrizo Oil & Gas, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/Ernst & Young, LLP

Houston, Texas
September 13, 2006